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                                                                   EXHIBIT 10.20

                               PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the "Agreement") is dated as of the 28th day of July, 2004 (the "Effective Date") between ROADHOUSE GRILL, INC., a Florida corporation ("Seller"), and SOVEREIGN ROADHOUSE LLC, a Delaware limited liability company ("Purchaser").

                                R E C I T A L S :

      Purchaser desires to purchase, and Seller is willing to sell, the Properties (defined hereinafter) upon the terms and conditions set out hereinafter.

      NOW, THEREFORE, in consideration of the terms, covenants and conditions set forth in this Agreement, Seller and Purchaser hereby agree as follows:

      1. AGREEMENT TO SELL AND CONVEY. Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, subject to the terms and conditions hereinafter set forth, all of those eleven
(11) parcels of land (each a "Parcel" and collectively, the "Parcels") particularly described on Exhibit A attached hereto, together with all of Seller's right, title and interest in and to:

            (a) all buildings, structures, and improvements on a Parcel (the "Improvements"; together with the Parcel, the "Property"; and all eleven (11) Properties hereinafter referred to collectively as the "Properties"), including, without limitation, all fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Properties (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger elevators, together with all additions thereto, substitutions therefor and replacements thereof (collectively, the "Equipment"), but excluding the following: sinks, refrigerators, shelving, dishwashers, compactors, signage and any other restaurant trade fixtures and equipment; and

            (b) all of the easements benefiting, and rights of access appurtenant to, each Property; and

            (c) all and singular, the rights and appurtenances pertaining to each Property, including any adjacent streets, roads, alleys, accesses, and rights-of-way.

      2. PURCHASE PRICE. Purchaser shall pay Seller the sum of ($21,750,000) for the Properties (the "Purchase Price") as allocated as set forth on Exhibit D as follows:

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            (a)   Deposit. On the Effective Date, Purchaser shall deposit in escrow with the Title Company (defined hereinafter) in accordance with wire transfer instructions to be provided by or on behalf of Seller, the sum of $250,000 (the "Deposit") which Deposit shall be held in accordance with the terms of this Agreement and applied to the Purchase Price at Closing (defined below) if the transaction is consummated or paid to Seller or Purchaser as provided in this Agreement in the event the transaction is not consummated. The Deposit shall be held in an interest bearing money market account reasonably acceptable to Purchaser and Seller and all interest earned on the Deposit shall be paid to the party entitled to the Deposit.

            (b) Balance of Purchase Price. The balance of the Purchase Price shall be paid, plus or minus closing adjustments, as the case may be, less the Deposit and all accrued interest thereon, to Seller upon Closing by wire transfer of immediately available U.S. funds in accordance with wire transfer instructions to be provided by or on behalf of Seller on or prior to the Closing Date (defined below).

      3. DUE DILIGENCE ITEMS. At Seller's sole cost and expense, Seller shall, within five (5) days of the Effective Date, furnish to Purchaser true, correct and complete copies of the following items with respect to each Property (collectively, the "Due Diligence Items") :

            (a) any title insurance policy or title insurance commitment in Seller's possession, including all title exceptions;

            (b) any survey, plot plan, subdivision plan or site plan in Seller's possession;

            (c) summary reports and other documentation in Seller's possession regarding the environmental condition of each Property;

            (d) written evidence from the appropriate governmental authority that Seller exists and, if applicable, is in good standing in its jurisdiction of organization and is qualified to conduct business and is in good standing in the jurisdictions in which Seller owns Properties;

            (e) all leases and all amendments thereto, and any agreements conferring rights to use or occupy the Property ;

            (f) all as-built plans and specifications for all of the Improvements in Seller's possession;

            (g) all written warranties from third parties relating to the Improvements in Seller's possession (the "Warranties");

            (h) property condition, engineering and other reports in Seller's possession relating to the condition of the Property;

            (i) all reports, including Financial Statements (as defined below) regarding (i) the financial operation of the Property for the last three (3) years; and (ii) the financial condition and credit standing of Seller;

            (j)   evidence of existing liability and hazard insurance;

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            (k)   certificates of occupancy relating to each Parcel; provided however that the certificates of occupancy (or satisfactory evidence that such certificates of occupancy have been issued) for three (3) of the Properties may be delivered at or prior to Closing;

            (l) any soils reports or geotechnical reports in Seller's possession regarding any Property;

            (m) any other documents in Seller's possession reasonably requested by Purchaser relating to the Property and/or the Seller.

      4.    CONDITIONS TO PURCHASER'S OBLIGATIONS.

            (a) During the period commencing on the Effective Date and ending on August 4, 2004 (the "APPROVAL PERIOD"), Purchaser shall be entitled to conduct any and all physical inspections of the Property which Purchaser deems to be appropriate.

            (b) Prior to expiration of the Approval Period, in the event Purchaser's review of the environmental condition of any of the Properties reveals the presence of any hazardous materials or hazardous substances or the violation of any environmental laws, ordinances, statutes. codes, rules, regulations, judgements, orders or decrees of any governmental authority, agency or instrumentality exercising jurisdiction over a Property (any such Property being referred to as a "Contaminated Property"), Purchaser may elect to terminate this Agreement as it relates to any or all Contaminated Properties by giving written notice to Seller. In the event Purchaser elects to terminate this Agreement as it relates to more than three (3) Contaminated Properties, Seller may elect to terminate this Agreement. Upon such termination, the Deposit and all accrued interest thereon shall be returned to the Purchaser and thereafter, neither party shall have any obligations or liabilities under this Agreement except for those expressly intended to survive the termination of this Agreement.

            (c) Seller has delivered to Purchaser a new title insurance commitment (the "TITLE COMMITMENT") issued by Lawyers Title Insurance Company ("TITLE COMPANY") for each Property. Purchaser's objections to each Title Commitment are set forth on Exhibit E attached hereto (the "TITLE OBJECTIONS"). Seller agrees that it shall be a condition to Purchaser's obligation of Closing that all of the Title Objections shall have been satisfied on or before Closing; provided, however, that with respect to those certain Developer Agreements marked as Title Objections on Exhibit E (the "DEVELOPER AGREEMENTS"), Seller shall have up to forty-five (45) days after Closing to either (A) cause the Developer Agreements to be terminated of record or (B) have estoppel certificates issued from the respective municipalities setting forth that neither the Purchaser nor any successors in title shall have any obligations under the Developer Agreements other than to maintain utilities located on the applicable Property. This requirement regarding the termination of the Developer Agreements (or the issuance of an estoppel) will be set forth as an obligation of Seller as tenant under the applicable Leases and the failure to satisfy the same shall be an Event of Default under such Lease. In the event that the Title Objections are not satisfied at or prior to Closing, Purchaser shall have the option of terminating this Agreement and receiving a refund of the Deposit. Seller shall also provide Purchaser with an updated survey of each Property (the "SURVEY"). In the event that a Survey is not acceptable to the Purchaser, Purchaser shall have the option of terminating this Agreement and receiving a

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refund of the Deposit, subject to the next sentence. Purchaser shall have no right to terminate this Agreement because it objects to a Survey if the Survey indicates only customary utility easements and rights of way common to other properties in the surrounding area and does not indicate any encroachment which has a material adverse effect on the use of a Property as a restaurant; provided, however, if the legal descriptions on the Surveys do not match the legal descriptions on the Title Commitments, Purchaser shall have the right to terminate this Agreement. The recorded title exceptions other than those Title Objections identified on Exhibit E are referred to herein as the "PERMITTED EXCEPTIONS." All mortgages, judgments and mechanics liens against a Property must be satisfied by Seller at Closing. In the event Seller is unable or unwilling to eliminate or modify all of the Title Objections and Purchaser's objections to the Survey (subject to this Section 4(c)), to the reasonable satisfaction of Purchaser, Purchaser may (as its sole and exclusive remedy) terminate this Agreement by delivering notice thereof in writing to Seller and Title Company two (2) days prior to the Closing Date, in which event, the Deposit and all accrued interest thereon will be returned to Purchaser and thereafter, neither party shall have any obligations or liabilities under this Agreement except for those expressly intended to survive the termination of this Agreement.

            (d) Prior to the Closing, Seller shall have delivered to Purchaser all of the pre-closing and closing documents described in Section 9 of this Agreement.

            (e) At any time up to and including the date of Closing, if the Financial Statements (as hereinafter defined) of Seller change in a material adverse manner or there is a change in a material adverse manner from the latest Financial Statements delivered to Purchaser, Purchaser shall have the right in its sole discretion, upon written notice to Seller, to terminate this Agreement. Upon such termination, the Deposit and all accrued interest thereon shall be returned to Purchaser and neither party shall have any further obligations under this Agreement except for those expressly intended to survive the termination of this Agreement. For purposes of this Agreement, the term "Financial Statements" shall mean, without limitation, the balance sheets, profit and loss statements, reconciliations of capital and surplus, changes in financial condition, cash flow statements, schedules of sources and uses of funds, and other financial information of Seller which Purchaser may reasonably require from time to time.

      In the event Seller fails to comply with its obligations as provided above or Purchaser elects to terminate this Agreement as provided above, the Title Company shall upon receipt of a notice from Purchaser stating either such circumstance, promptly return the Deposit and all interest accrued thereon to Purchaser without the necessity of further instruction. Thereafter, this Agreement shall be null and void and neither party shall have any further liability or obligation to the other except for those obligations expressly intended to survive termination of this Agreement.

      5.    LEASES.

            (a) Seller and Purchaser will enter into a lease at Closing with respect to each Property, and each such lease shall be substantially in the form of Exhibit B attached hereto with such changes thereto as may be requested by Landlord's local counsel to incorporate state-specific lease provisions. All of the leases described in this Section 5(a) are referred to hereinafter collectively as the "LEASES."

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            (b)   The aggregate annual Minimum Rent (as defined in each Lease)
under all of the Leases shall equal $2,283,750 and the annual Minimum Rent shall be allocated among the Properties as more particularly set forth on Exhibit C attached hereto. The Annual Minimum Rent shall be subject to increase in accordance with the terms of the Leases.

      6. REPRESENTATIONS AND WARRANTIES OF SELLER. As of the Effective Date and as of the Closing Date and in regard to the following matters, Seller represents and warrants to Purchaser that the following representations and warranties are true and correct as if made on the Effective Date and again on the Closing Date.

            (a) Seller is duly created, validly existing and in good standing pursuant to the law of the jurisdiction of its organization and is duly qualified to do business and is in good standing in the jurisdictions in which the Properties are situated.

            (b) Seller is authorized and empowered to enter into this Agreement and perform all of its obligations under this Agreement without any qualification whatsoever.

            (c) Upon the signing and delivery of this Agreement, this Agreement will be legally binding upon Seller and enforceable against Seller in accordance with all of its provisions.

            (d) The person signing this Agreement on behalf of Seller has been duly authorized to sign and deliver this Agreement on behalf of Seller.

            (e) Seller has not committed any act or permitted any action to be taken which would adversely affect its ability to fulfill its material obligations under this Agreement.

            (f) The execution and delivery of this Agreement, and the performance of Seller's obligations under this Agreement, will not violate or breach, or conflict with, the terms, covenants or provisions of any agreement, contract, note, mortgage, indenture or other document of any kind whatsoever to which Seller is a party or to which any Property is subject.

            (g) Immediately prior to Closing, Seller will be the sole owner of good and marketable fee simple title to each Property, subject only to the Permitted Exceptions. Except for the Permitted Exceptions affecting a particular Property, there are no other liens, encumbrances or matters affecting a Property.

            (h) To Seller's knowledge, there has been no "release" of any hazardous substances on or about any of the Properties or on or about any real property surrounding any of the Properties which might affect any of the Properties. For the purposes of this Agreement, the terms "hazardous substances" and "release" shall have the definitions used in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. ("Superfund Act"); provided, however, that the definition of the term "hazardous substances" shall also include (if not included within the definition contained in the Superfund Act), petroleum and related by-products, hydrocarbons, radon, asbestos, urea formaldehyde and polychlorinated biphenyl compounds ("PCBs").

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            (i)   To Seller's knowledge (1) the existing use and condition of each Property does not violate any zoning, environmental, building, health, fire or similar statute, ordinance, regulation or code, (2) each Property is in compliance with all governmental permits and current zoning requirements, including, all parking requirements, and such Property is not a non-conforming or special use, and (3) each Property includes all rights to any off-site facilities necessary to ensure compliance with zoning, building, health, fire, water use or similar statutes, laws, regulations and orders.

            (j) Seller has received no notice (written or otherwise) from any governmental agency alleging a violation of any statute, ordinance, regulation or code with respect to any of the Properties, whether or not such violation has been cured.

            (k) There are no pending nor, to Seller's knowledge, threatened matters of litigation, administrative action or examination, government investigation, claim or demand (a "Claim") relating to the Seller, a Property or Seller's interest in a Property which any such Claim not covered by insurance exceeds $50,000.

            (l) There is no pending nor, to Seller's knowledge, contemplated or threatened eminent domain, condemnation or other governmental taking or proceeding relating to a Property or any part thereof.

            (m) There are no public improvements in the nature of off-site improvements (or otherwise) which have been ordered to be made and/or which have not previously been assessed and there are no special or general assessments pending against or affecting a Property which are not disclosed on the public records.

            (n) To Seller's knowledge, there are no unperformed obligations relative to the Property outstanding to any governmental or quasi-governmental body or authority.

            (o) Excepting any contract, warranty or matter of public record, Seller is not a party to, and no Property is subject to, any binding contract or agreement of any kind whatsoever, written or oral, with respect to such Property, other than this Agreement.

            (p) All bills and invoices which aggregate in excess of $50,000 for labor and material of any kind relating to each Property have been paid in full and, as of the Closing Date, and, to Seller's knowledge, there will be no liens or other claims outstanding or available to any party in connection with a Property.

            (q) Seller has not executed or entered into any other binding agreement to purchase, sell, option, lease or otherwise dispose of or alienate all or any portion of any of the Properties, other than this Agreement.

            (r) To Seller's knowledge, all of the Improvements on each Property are in good working order, condition and repair and are not in need of repair or replacement (subject to ordinary wear and tear between the date of this Agreement and the Closing Date).

            (s) Seller's board of directors has approved the execution and delivery of this Agreement.

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            (t)   All copies of documents furnished or to be furnished to
Purchaser by Seller or on its behalf in connection with the transaction contemplated hereby are true, correct and complete copies of the originals. Seller has no knowledge that any of the documents or written information provided to Purchaser by Seller or on its behalf in connection with the transaction (including these representations and warranties) is materially inaccurate or incomplete or contains any material untrue statements of fact or omits any material fact.

            (u) Seller is not in default of the performance or observance of any of the material obligations, covenants or conditions contained in any contractual obligation of Seller beyond any applicable notice or cure period.

            (v) To Seller's knowledge, none of the transactions contemplated by this Agreement will require Seller to comply with any statute or regulation that conditions, restricts, prohibits or requires any notification or disclosure for the transfer, lease, sale or closure of any property on which there is any environmental condition.

            (w) To Seller's knowledge, none of the following are present on any of the Properties: (a) any landfill, waste pile, underground storage tank or surface impoundment; (b) any asbestos-containing materials; or (c) any polychlorinated biphenyls ("PCBs").

            (x) All financial information delivered by Seller to Purchaser including, but not limited to, the Financial Statements for the 12 month period ending April 25, 2004 (the "April 25 Statements") are true and correct except that Seller's balance sheet may be modified to reflect write-downs of long lived assets between $700,000 and $1,600,000. Seller shall deliver audited copies of the April 25 Statements to Purchaser promptly upon receipt of the same by Seller.

            (y) No officer of Seller has been convicted of a crime (excluding misdemeanors and traffic violations).

            The term "Seller's knowledge" as it is used in this Agreement shall mean the current actual knowledge of any one of the following individuals who are the executives with primary responsibility for the operation of Seller's business: Ayman Sabi, CEO; Michael Brant, CFO; and Dorothy Blalock, Corporate Controller.

            Seller acknowledges and agrees that the foregoing representations and warranties constitute a material inducement to Purchaser to enter into this Agreement. Seller further acknowledges and agrees that the representations and warranties set forth above shall survive the Closing by one (1) year. Seller agrees to indemnify, defend (with counsel reasonably acceptable to Purchaser) and hold Purchaser harmless from and against all damages, costs, expenses, claims and liabilities paid or incurred by Purchaser (including, but not limited to reasonable attorneys fees and costs) as a result of any representation or warranty set forth above not being true and correct provided such claim is asserted by Purchaser within one (1) year of Closing.

      7.    COVENANTS OF SELLER.

            (a) Until the Closing, Seller shall operate and/or cause each Property to be operated in accordance with prudent management and operating standards and practices, and

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make or cause to be made all repairs, replacements and maintenance with respect to each Property such that it is in good condition at Closing without the need at Closing for any repairs.

            (b) Until the Closing, Seller shall pay on a timely basis all bills and discharge all obligations arising from ownership, operation, management, repair and maintenance of each Property.

            (c) Until the Closing, Seller shall (i) keep (or cause to be kept) each Property fully insured in accordance with prudent and customary practice;
(ii) not alienate, encumber or transfer any Property or any part thereof in favor of or to any other person or entity, and (iii) not execute any new lease without Purchaser's prior written consent.

            (d) From and after the Effective Date until the Closing Date, Seller shall promptly give Purchaser written notice of any change in the status of title to any Property, which change either changes the nature of any Permitted Encumbrance or represents an additional encumbrance on such Property.

            (e) From and after the Closing Date for a period of one (1) year, Seller covenants and agrees that it shall not incur any new indebtedness (including but not limited to bank loans, capital leases, leasehold financing and equipment loans) in excess of $7,500,000. Seller further covenants and agrees that the proceeds of the sale of the Properties to Purchaser shall be used only to (A) satisfy all debt owed to Finova Capital Corporation and the debt owed to U.S. Mortgage for the mortgage loan encumbering the Concord, North Carolina Property, (B) for the payment of promissory notes to Louis Wohl & Sons, Inc. for $53,075, COLHOC Limited Partnership for $49,334, and Lexington Insurance Company for $101,855, (C) promissory notes for the payment of 2001 real estate taxes, (D) for the payment of costs and expenses incurred in connection with the sale of the Properties to Purchaser, and (E) for working capital or investment in improvements to the Properties. Seller covenants that it shall deliver to Purchaser quarterly income and expense statements for the business at each of the Properties on a Property by Property basis within fifty-one (51) days after the end of each quarter. Seller acknowledges and agrees that the covenants set forth in this Paragraph 7(e) shall survive the Closing and that a breach of any of these covenants shall be a default under each of the Leases.

            (f) Seller acknowledges and agrees that if any of the following events occur while Purchaser is the landlord under any of the Leases that it shall be a default under each of the Leases:

                        (i) a default beyond any applicable cure period or at maturity by Seller in any payment of principal or interest on any obligations for borrowed money having an original principal balance of $10,000,000 or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), (x) if such payment is a payment at maturity or a final payment, or (y) if an effect of such default is to cause, or permit any individual, partnership, association, corporation or other entity to cause, such obligation to become due prior to its stated maturity;

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                        (ii)  a default by Seller beyond any applicable cure
period in the payment of rent under any lease or leases that have, in the aggregate, rental obligations over the terms thereof of $10,000,000 or more if the landlord under any such lease or leases commences to exercise its remedies thereunder;

                        (iii) a final, non-appealable judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against Seller and the same shall remain undischarged for a period of sixty (60) consecutive days; or

                        (iv) except for the sale of any equity interest in Seller by Berjaya Group Ltd. and/or its affiliates, Seller shall sell or transfer or enter into an agreement to sell or transfer all or substantially all of its assets, or fifty one percent (51%) or more of the direct or indirect equity interests in Seller change ownership from that ownership in existence on the date hereof, or more than fifty one percent (51%) of the direct or indirect interests in Seller shall be pledged, transferred, hypothecated or conveyed in a single transaction or series of related transactions.

Seller acknowledges and agrees that this Paragraph 7(f) shall survive the Closing.

            (g) Commencing on the date which is nine (9) months after the Closing Date and continuing for a period of three (3) months thereafter (such three (3) month period being hereinafter referred to as the "Put Period"), Purchaser shall have the right, but not the obligation (the "Put Right") to require Seller to repurchase the Concord, NC Property from Purchaser (provided that Purchaser is at that time the owner thereof) for the sum of $2,190,476 plus all accrued and unpaid rent under the Concord Lease (the "Repurchase Price"). In order to exercise the Put Right, Purchaser must furnish notice thereof to Seller such that Seller receives same during the Put Period, failing which the Put Right shall expire and be of no further effect. In the event Purchaser timely exercises the Put Right, then Seller shall repurchase the Concord, NC Property and pay the Repurchase Price to Purchaser by wire transfer on the date which is the first business day occurring after thirty five (35) days from the last day of the Put Period (the "Repurchase Closing Date"). The reconveyance to Seller (or its designee) shall be by instrument in the same form as the subject Property was conveyed to Purchaser by Seller and title shall only be subject to the same exceptions as were contained in the deed to Purchaser (and the then current year's ad valorem taxes) and any title matters arising after Closing which Seller as tenant under the Concord Lease has approved in writing. All transfer expenses and other closing costs shall be allocated between the parties and all closing documents shall be executed by the parties in the manner as is customary for similar transactions in the jurisdiction where the subject property is located. Purchaser shall not be required to give notice to Concord Mills Residual Limited Partnership ("Mills") of the Put Right. In the event Mills elects to void the transaction pursuant to its rights under the Deed Restrictions set forth in Exhibit C-3 of the North Carolina Special Warranty Deed from Mills to Seller dated September 29, 1999 (the "Deed Restrictions"), in no event will Purchaser be obligated to return any of the Repurchase Price to Seller. Notwithstanding anything to the contrary in this Paragraph 7(g) to the contrary, in the event Mills consents to an amendment to its repurchase rights set forth in Paragraph 7 of the Deed Restrictions in form and substance satisfactory to Purchaser setting forth that notwithstanding the definition of Repurchase Price in Paragraph 7 of the Deed Restrictions that the price to paid under the repurchase right shall be the current fair market value of the Concord Property but in

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no event less than the price paid for the last conveyance of the Concord
Property, then in such event the Put Right set forth in this Paragraph 7(g) shall be null and void.

      8. CLOSING. Seller and Purchaser shall consummate the transactions contemplated by this Agreement (the "Closing") through an escrow with the Title Company acting as escrow agent and pursuant to additional escrow instructions which are mutually acceptable to the Title Company, Seller and Purchaser. Unless otherwise mutually agreed to by Purchaser and Seller in writing, the Closing shall occur on August 6, 2004 (the "Closing Date").

      9. SELLER'S OBLIGATIONS AT THE CLOSING. At the Closing and in connection with each Property, Seller shall, at its sole cost and expense:

            (a) execute and deliver to Purchaser a special warranty deed (in a form approved by Purchaser) conveying fee simple title to each Property to Purchaser free and clear of all exceptions, liens, or encumbrances whatsoever, excepting the Permitted Exceptions and the Lease applicable to such Property, together with a bill of sale for the Equipment at each Property pursuant to which Seller shall convey to Purchaser the Equipment located at such Property free and clear of all exceptions, liens or encumbrances whatsoever, except the Permitted Exceptions. In connection therewith, Seller shall obtain at its expense whatever releases from existing lenders are required (including releases and/or partial terminations of UCC-1 financing statements) in order to effect the foregoing;

            (b) cause the Title Company to furnish to Purchaser an owner's policy of title insurance pursuant to the Title Commitment (the "Title Policy"), which shall be "later-dated" to cover the Closing Date and the date on which the Deed is recorded;

            (c)   execute and deliver to Purchaser the Leases;

            (d) deliver an opinion of legal counsel regarding (A) the due authorization, execution and delivery of the Leases by Seller in its capacity as tenant thereunder and (B) that no consent or approval is required for the execution and delivery of the Leases by Seller;

            (e) deliver to Purchaser with copies of all warranties, certificates of occupancy, licenses, permits, authorizations and approvals required by law and issued by all governmental authorities having jurisdiction over the Property to the extent required by law to be in the name of the Purchaser, together with an assignment of all such warranties, certificates of occupancy, licenses, permits, authorizations and approvals where permitted by law together with copies of all certificates issued by any local board of fire underwriters (or other body exercising similar functions) and the copies of each bill for current real estate and personal property taxes;

            (f) deliver evidence of the insurance policies required to be maintained by tenant under the Lease, naming Purchaser and Purchaser's lender as additional insureds;

            (g) comply with all of Seller's obligations pursuant to this Agreement and not be in default hereunder;

            (h) execute and deliver a closing statement itemizing the Purchase Price and all adjustments thereto as provided herein; and

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            (i)   execute and deliver such other documents or instruments as may be required under this Agreement, by the Title Company or as otherwise required in Purchaser's reasonable opinion, to effectuate the Closing.

      10. PURCHASER'S OBLIGATIONS AT CLOSING. Subject to the terms, conditions, and provisions hereof, and contemporaneously with the performance by Seller of its obligations under Section 9 above, Purchaser shall:

            (a)   pay Seller the balance of the Purchase Price;

            (b) execute and deliver a closing statement itemizing the Purchase Price and all adjustments thereto as provided herein;

            (c)   execute and deliver the Leases; and

            (d) execute and deliver such other documents or instruments as may be required under this Agreement, or by the Title Company to effectuate the Closing.

         Purchaser shall not be obligated to close unless the representations and warranties of Seller set forth in Section 6 of this Agreement are true and correct as of the Closing Date and Seller has complied with all of its covenants set forth in this Agreement.

      11. CLOSING COSTS. At the Closing, Seller shall pay (a) the cost of preparation of the Deed, (b) all real estate transfer taxes and fees, documentary stamp taxes and intangible taxes, (c) all premiums and fees related to the Title Policy, general coverage (for Purchaser's lender) and endorsement premiums, the cost of a zoning endorsement (other than in Florida) and any escrow charges, (d) subject to Section 19 hereof, all real estate brokerage commissions payable by reason of the transactions contemplated by this Agreement, (e) the cost of any Phase I environmental studies or reports, the cost of any Phase II environmental studies and reports, or engineering or property condition reports relating to the Properties, (f) the cost of any appraisals relating to the Properties, (g) the cost of any new surveys or updates of existing surveys ordered by Purchaser (h) the cost of any zoning reports required by Purchaser and (i) the cost of paying for any transfer of any permit required by applicable law, or the cost of any required inspection required by applicable law, or the cost of purchaser having to obtain any building or occupancy permit as may be required by applicable law. Seller and Purchaser shall each pay their own attorneys' fees and costs.

      12. TAX PRORATION. In connection with each Property, Seller shall pay in full, on or before Closing, all general real estate taxes and special assessments (a) for the years prior to the current calendar year and (b) for the current calendar year only if then due and payable. Seller shall not receive any credit for prepaid taxes or assessments.

      13. RENT PAYMENT. Rent (as defined and due) under the Leases for the balance of the month of August shall be paid to Purchaser at Closing.

      14. INSPECTION. From and after the Effective Date, Purchaser and its agents and representatives shall be entitled to enter upon the Properties for inspection, soil tests, examination, land-use planning and for any due diligence investigation relating to Purchaser's proposed ownership of the Properties provided that Purchaser shall not unreasonably interfere with the ongoing business conducted at the Properties. As to any such investigation, Purchaser shall restore the Properties to the same condition as existed prior to any such investigation, and shall not perform any invasive tests without Seller's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed. Purchaser agrees to indemnify and hold harmless Seller from and against, and to reimburse Seller with respect to any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements) asserted against or incurred by Seller by reason of or arising out of any such on-site investigation.

      15. FURTHER ASSURANCES. Seller and Purchaser agree to perform such other acts, and to execute, acknowledge, and/or deliver subsequent to the Closing such other instruments, documents and other materials as Seller or Purchaser may reasonably request in order to effectuate the consummation of the transactions contemplated herein and to vest title to the Properties in Purchaser.

      16. DEFAULT BY SELLER. In the event that Seller should fail to consummate the transactions contemplated by this Agreement for any reason, excepting Purchaser's default or the failure of any of the Purchaser's obligations at Closing under Section 10 above to be satisfied or waived, Purchaser may (A) seek a claim for damages not to exceed $250,000 and (B) terminate this Agreement and receive back the Deposit and all accrued interest thereon from the Title Company by giving prompt written notice thereof to Seller. In the event Purchaser elects to terminate this Agreement and seek a claim for damages, neither Seller nor Purchaser shall have any further obligations under this Agreement except for those expressly intended to survive the termination of this Agreement.

      17. DEFAULT BY PURCHASER. IN THE EVENT PURCHASER SHOULD FAIL TO CONSUMMATE THE TRANSACTION CONTEMPLATED HEREIN FOR ANY REASON, EXCEPT DEFAULT BY SELLER OR THE FAILURE OF ANY OF SELLER'S OBLIGATIONS UNDER SECTION 9 ABOVE TO BE SATISFIED OR WAIVED BY PURCHASER, SELLER MAY TERMINATE THIS AGREEMENT BY GIVING PROMPT WRITTEN NOTICE THEREOF TO PURCHASER AND AS ITS SOLE AND EXCLUSIVE REMEDY IN SUCH EVENT, PURCHASER SHALL BE LIABLE TO THE SELLER FOR LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT AND ALL ACCRUED INTEREST THEREON ONLY AND THE TITLE COMPANY SHALL PAY THE DEPOSIT AND ALL ACCRUED INTEREST THEREON TO SELLER. SELLER AND PURCHASER AGREE THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE WITH ANY DEGREE OF CERTAINTY THE AMOUNT AND EXTENT OF DETRIMENT TO SELLER IF PURCHASER SHOULD FAIL OR REFUSE TO PERFORM ACCORDING TO THE TERMS OF THIS AGREEMENT. ACCORDINGLY, THE SELLER AND PURCHASER HEREBY AGREE THAT FORFEITURE OF THE DEPOSIT AND ALL ACCRUED INTEREST THEREON SHALL BE CONSIDERED TO BE A FAIR AND REASONABLE AMOUNT UNDER SUCH CIRCUMSTANCES AND SELLER'S SOLE AND EXCLUSIVE REMEDY. IN THE EVENT SELLER ELECTS TO TERMINATE THIS AGREEMENT, NEITHER SELLER NOR PURCHASER SHALL HAVE ANY FURTHER OBLIGATIONS UNDER THIS AGREEMENT. BY PLACING THEIR INITIALS BELOW EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS

MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTERD BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

      PURCHASER: ___/s/ JEFF HOPPEN____ SELLER: __/S/ MICHAEL BRANT______

      18. ATTORNEY'S FEES. Should either Seller or Purchaser employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any matter arising under this Agreement or to recover damages for the breach of this Agreement, the losing party agrees to pay the prevailing party all reasonable costs, charges, and expenses, including reasonable attorney's fees, expended or incurred by it in connection therewith.

      19. BROKERAGE COMMISSIONS. Each party represents to the other that no broker other than Steve Maddox has been involved in this transaction. At the Closing, Purchaser shall pay each of such broker a real estate commission pursuant to a separate agreement. Seller and Purchaser agree that if any claim for brokerage commissions are ever made against Seller or Purchaser in connection with this transaction, all claims shall be handled and paid by the party whose actions or alleged commitments form the basis of such claim. Seller agrees to indemnify and hold Purchaser harmless from any loss, liability, damage, cost, or expense (including, without limitation, reasonable attorney's fees) paid or incurred by Purchaser by reason of any claim to any broker's, finder's, or other fee in connection with this transaction by any party claiming by, through, or under Seller. Except as provided in the foregoing sentence, Purchaser agrees to indemnify and hold Seller harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorney's fees) paid or incurred by Seller by reason of any claim to any broker's, finder's, or other fee in connection with this transaction by any party claiming by, through, or under Purchaser, which obligation of each party shall survive the Closing.

      20. RISK OF LOSS. All risk of loss or damage to each Property prior to Closing, including, without limitation, loss by fire, windstorm, or other casualty (collectively, a "Casualty") or by condemnation, eminent domain or similar proceedings or threat thereof (collectively, a "Taking"), shall rest with Seller. If, prior to the Closing, any Property is damaged by a Casualty which costs in excess of $50,000 to repair or rebuild or is the subject of a Taking, Seller shall give Purchaser written notice thereof and Purchaser shall have the option, exercisable on or before the Closing Date by written notice to Seller, elect to either:

            (a) accept title to such Property without any reduction of the Purchase Price, in which event, at the Closing and subject to the rights of the tenant under the Lease for such Property, Seller shall be entitled to use any insurance or condemnation proceeds payable to Seller or its successors or assigns by reason of such Casualty or Taking to restore the Property in accordance with the Lease for such Property; or

            (b) terminate this Agreement as to the Property suffering the Casualty and receive 1/11th of the Deposit from the Title Company representing the amount of the Deposit associated with such Property, in which event neither Seller nor Purchaser shall have any further obligations under this Agreement with respect to such Property except for those expressly intended to survive the termination of this Agreement.

In the event Purchaser shall fail to exercise either such option, Purchaser shall be deemed to have elected the option set forth in the foregoing clause (b) with regard to the Property suffering the Casualty or Taking.

      21. ASSIGNABILITY. Neither Purchaser not Seller may assign its respective obligations hereunder without the consent of the other; provided, however, that both Purchaser and Seller may, without such consent, assign this Agreement to any of its affiliates or subsidiaries.

      22. NOTICES. Any notice to be given or to be served upon either party hereto in connection with this Agreement must be in writing and shall be given by certified or registered mail (return receipt requested), by overnight express delivery or facsimile (followed by hard copy by either of the two preceding methods of delivery) and shall be deemed to have been given upon receipt. Such notice shall be given the parties hereto at the following addresses:

      To Seller:                 Michael C. Brant
                                 Chief Financial Officer
                                 Roadhouse Grill, Inc.
                                 2703-A Gateway Drive
                                 Pompano Beach, FL 33069
                                 Facsimile:  954-969-5422

      With a copy to:            Scott J. Fuerst, Esq.
                                 Ruden McClosky Smith Schuster & Russell, PA
                                 200 E. Broward Boulevard, Suite 1500
                                 Fort Lauderdale, FL 33301
                                 Facsimile: 954-333-4017

      To Purchaser:              c/o Sovereign Investment Company
                                 116 Village Boulevard
                                 Suite 200
                                 Princeton, New Jersey 08540
                                 Attention: Peter M. Mavoides
                                 Facsimile: (609) 524-4093

      With copies to:            General Counsel
                                 [Address noted above]

      and                        Reed Smith LLP
                                 2500 One Liberty Place
                                 1650 Market Street
                                 Philadelphia, Pennsylvania 19103
                                 Attention: Stephen M. Lyons, III, Esquire
                                 Facsimile: 215-851-1420

Either party hereto may at any time, by giving five (5) days written notice to the ot, designate any other address in substitution of any of the foregoing addresses to which such notice shall be given and other parties to whom copies of all notices hereunder shall be sent.

      23. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      24. ENTIRE AGREEMENT. This Agreement represents the entire agreement between Seller and Purchaser with respect to the subject matter hereof, and all prior agreements between Seller and Purchaser with respect to such subject matter shall have no further force or effect, including, without limitation, the Proposal Letter.

      25. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

      26. MODIFICATION. This Agreement may only be modified or otherwise amended by a written instrument executed by duly authorized representatives of Seller and Purchaser.

      27.   TIME OF ESSENCE. Time is of the essence of this Agreement.

      28. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

      29. RADON DISCLOSURE. Pursuant to Florida Statute 404.056(8), Buyer is hereby notified as follows: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health unit.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

      IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement effective as of the Effective Date.

SELLER:                                           PURCHASER:

ROADHOUSE GRILL, INC.                             SOVEREIGN ROADHOUSE LLC

By /s/   Michael Brant                            By /s/   Jeff Hoppen
   ------------------------------------              ---------------------------
Its Executive Vice President and CFO              Its Chief Investment Officer